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                             ARTHUR ANDERSEN LLP

                                                                      EXHIBIT J
                                                                      ---------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Trust - Equity Funds dated March 12, 1998 (and to all references to our firm) included in or made a part of the Post-Effective Amendment No. 46 and Amendment No. 48 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                /s/ ARTHUR ANDERSEN LLP

                                                ARTHUR ANDERSEN LLP




Boston, Massachusetts
July 8, 1998